PROMISSORY NOTE
                                        Exhibit4.1
XXXXXXXX XXXXXX, 2013
Littleton, Colorado

FOR VALUE RECEIVED, Colorado Income Holdings, Inc., a Colorado corporation ("Borrower"), having an address at 7899 South Lincoln Court, Suite 205, Littleton, CO  80122, hereby promises and agrees to pay to the order of XXXXXXXXX, a XXXX [individual/corporation] ("Lender"), at XXXXXXXXXXXXX, or at such other place as the holder hereof (“Holder”) may designate in writing, in lawful money of the United States of America, the principal sum of XXXXXXXXXX ($XXXXXXX) (the “Principal Sum”).  Interest shall accrue at a rate of XX% per annum on the Principal Sum from the date of this Note until Lender is paid in full.

1.           Interest shall accrue and be charged on the original Principal Sum (regardless of any prepayment of any part of this Promissory Note (this “Note”) at the rate and in the manner set forth in the preceding paragraph, until the term of the Note has expired and the principal is then paid in full by the Borrower.  The full advance of the principal hereunder to Borrower, as well as other matters, shall be evidenced by a Receipt, Acknowledgment and Instruction executed by Borrower and Lender in the form of Exhibit A attached hereto, and upon the execution thereof by Borrower and Lender the terms and conditions of such document shall be deemed incorporated herein.

2.              (a)              Payments of accrued interest on the Principal Sum  shall be paid quarterly in arrears to Holder by Borrower and postmarked by January 15, April 15, July 15, and October 15 of each year that the principal balance of this Note remains outstanding. Borrower shall pay the entire outstanding balance of this Note, including principal, accrued and unpaid interest and all other fees and charges accrued and unpaid hereunder, no later than 5:00 p.m., Colorado time, sixty (60) months following the date of the execution of this Note (the “Term”). At the Lender’s election, the term of this Note may be extended for three additional terms of one year each. The Lender may elect to extend the Term as set forth herein by providing written notice to the Borrower within sixty days of the expiration of the original Term.

(b)           Notwithstanding the above, if the due date for a payment under this Note falls on a day which is not a Business Day (as defined below), then such due date shall be automatically adjusted so that it falls instead on the first Business Day following such scheduled due date.  For purposes of this Note, “Business Day” means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in any of (1) New York, New York, or (2) Littleton, Colorado.

3.           (a)           The occurrence or existence of any of the following events or circumstances shall constitute an “Event of Default” hereunder (a “Default” being the occurrence of any event or the existence of any circumstances which, if uncured, could result in an Event of Default with the lapse of time or the giving of notice, or both):

Borrower Initials: _______

(1)           Borrower or any guarantor of this Note (A) files or consents by answer or otherwise to the filing against it of a petition for relief or arrangement or any other petition in bankruptcy or to take advantage of any bankruptcy or insolvency law of any jurisdiction, (B) makes a general assignment for the benefit of its creditors, or (C) consents hereafter to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to any substantial part of its property, or (D) or suffers an involuntary petition in bankruptcy or receivership to be filed and not vacated within 30 days.

(i)           If the Event of Default in Section 4(a)(1) occurs, Borrower shall give Holder written notice within 24 hours of the occurrence or existence of any Default or Event of Default known to Borrower.

(ii)           Upon the occurrence and during the continuance of the Event of Default set forth in Section 4(a)(1), the entire unpaid Principal Sum and accrued but unpaid interest hereunder shall, at the option of Lender exercised by written notice to Borrower, at once become due and payable.  Failure to exercise such option shall not constitute a waiver of the right to exercise the same in the event of any subsequent Event of Default.

(2)           Any payment or delivery required by this Note is not made when due hereunder during the prior calendar year, or if the total quarterly interest amounts paid in the prior calendar year do not total the amount of interest set forth in this Note;

(i)           If the Event of Default in Section 4(a)(2) occurs, Lender may elect, at its sole option and by delivering written notice to Borrower between January 16th and February 15th of the year following the Event of Default, to demand the entire Principal Sum outstanding and accrued but unpaid interest hereunder to at once become due and payable.
(ii)           If the Event of Default in Section 4(a)(2) occurs, and if Lender elects to redeem this Note as set forth in Section 4(a)(2)(i) by sending written notice to Borrower, Borrower must send Lender the entire unpaid Principal Sum and accrued by unpaid interest due hereunder by April 15th. Interest will continue to accrue on the Principal Sum until the payment of all principal is paid according to this subsection.

4.           All amounts paid by Borrower in respect of amounts due hereunder shall be applied by Holder in the following order of priority:  (a) the interest payable on the Principal Sum hereof, and (b) the outstanding Principal Sum hereof.

5.           Notwithstanding any other provision contained in this Note:  (a) the rates of interest and charges provided for herein and therein shall in no event exceed the rates and charges which result in interest being charged at a rate equaling the maximum allowed by law; and (b) if, for any reason whatsoever, Holder ever receives as interest in connection with the transaction of which this Note is a part an amount which would result in interest being charged at a rate exceeding the maximum allowed by law, such amount or portion thereof as would otherwise be excessive interest shall automatically be applied toward reduction of the unpaid Principal Sum then outstanding hereunder and not toward payment of interest.

Borrower Initials: _______

6.           The failure of Holder in any one or more instances to insist upon strict performance of any of the terms and provisions of this Note, or to exercise any option conferred herein shall not be construed as a waiver or relinquishment, to any extent, of the right to assert or rely upon any such terms, provisions or options on any future occasion.

7.           This Note is delivered in the State of Colorado and shall be governed by and construed in accordance with the laws of said State, without giving effect to any conflict of laws provisions.  If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the federal and state courts located in Arapahoe County, Colorado.  The provisions of this Note represent the wording selected by Borrower, Lender and the other respective parties thereto (as applicable) to define their agreement and no rule of strict construction shall apply against any such party.

8.           This Note shall bind the successors and assigns of Borrower and shall inure to the benefit of the successors and assigns of Lender.

9.           Borrower acknowledges, represents, warrants and confirms to Lender, and covenants with Lender, as follows:

(a)           The terms and conditions of this Note, including the amount and time and manner of payment of interest in respect of the Loan, are fair and reasonable in light of the risks to Lender in making, holding and administering the Loan;

(b)           All funds advanced hereunder by Lender are being used by Borrower for commercial business purposes and not for personal, consumer or household purposes;

(c)           Borrower owes Lender the entire amount set forth in this Note, which amount includes the Principal Sum and all accrued interest, and that the amount stated as due is correct;

(d)           Borrower is a corporation duly organized, validly existing and in good standing pursuant to the laws of the State of Colorado and shall at all times during such time as any obligation remains outstanding under this Note maintain its corporate existence and keep current all necessary filings relating thereto;

(e)           The execution, delivery and performance by Borrower of this Note has been duly authorized by all necessary shareholder, officer, director and/or other “corporate” action on the part of Borrower and do not and will not contravene or violate any provision of Borrower’s articles of organization or operating agreement, and the person executing this Note on behalf of the Borrower has been duly authorized to do so;

(f)           The obligations of Borrower hereunder constitute legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with its and their respective terms;

Borrower Initials: _______

(g)           None of the written information furnished to Lender by or on behalf of Borrower in connection with the negotiation and consummation of the Loan contained, as of the date thereof, any untrue statement of a material fact or omitted, as of the date thereof, a material fact necessary to make the statements contained therein or herein not misleading;

(h)           No litigation or similar proceeding is presently pending or, to the best knowledge of Borrower, threatened against Borrower, and, other than the liens of the Security Documents, no lien presently exists upon any of the assets or property of Borrower, except those liens which are a matter of public record as of the date of this Note;

(i)           Without the prior written consent of Holder (in the sole and absolute discretion of Holder), so long as the Note is outstanding Borrower will not, either directly or indirectly:

(1)           engage in any business or activity other than the following (the “Permitted Activities”):  asset-backed financing and investments and other corporate financing activities;

(j)           Borrower will comply in all material respects with the requirements of all laws and regulations applicable to Borrower, the non-compliance with which would be reasonably likely to materially and adversely affect Borrower’s business, financial condition or the  Properties encumbered by the Security Documents;

(k)           No Default or Event of Default exists or will exist upon the execution, delivery or funding of this Note; and

(l)           Borrower will use the proceeds from this Note in accordance with the Permitted Activities.

10.           Time is of the essence regarding the obligations of Borrower under this Note.

11.           This Note may be amended only by a writing signed by Borrower and Holder.

12.           Unless otherwise specifically provided herein, all notices shall be in writing addressed to the respective party as set forth below and may be personally delivered, sent by facsimile transmission, sent by reputable overnight courier service, or sent by United States mail, return receipt requested.  Such notices shall be deemed to have been given:  (a) if delivered in person, on the date of delivery; (b) if delivered by facsimile transmission, on the date of transmission if transmitted by 5:00 p.m. (Colorado time) on a business day or, if not, on the next succeeding business day; provided that a copy of such notice is also sent the same day as the facsimile transmission by any other means permitted herein; (c) if delivered by overnight courier, on the date that delivery is first attempted; or (d) if by United States mail, on the earlier of two (2) business days after depositing in the United States mail, postage prepaid and properly addressed, or the date delivery is first attempted.  Notices shall be addressed as set forth in the introductory paragraph of this Agreement, or to such other address as the party to whom such notice is intended shall have previously designated by written notice to the serving party.

IN WITNESS WHEREOF, Borrower has caused this Promissory Note to be executed by its duly authorized representative on or as of the day and year first above written.

___________________________________
XXXXXXXXXXXXXXXX

Borrower Initials: _______

Exhibit A
To
Promissory Note

Form of Receipt

RECEIPT, ACKNOWLEDGMENT AND INSTRUCTION

In connection with the loan evidenced by that certain Promissory Note (the “Note”) executed as of XXXXXXX, 2013, by the undersigned Colorado Income Holdings, Inc., a Colorado corporation (“Borrower”), in favor of XXXXXXXXXXXXXXX, a Colorado corporation (“Lender”), Borrower hereby:

(1)           acknowledges receipt of $XXXXXXXXXXX cash as of the date set forth below as an advance of principal under the Note (the “Principal Sum”);

(2)           acknowledges and agrees that the interest accrued and charged at the rate of XX% per annum on the original Principal Sum shall be paid quarterly to the Lender pursuant to the schedule set forth in the Note.

(3)           acknowledges and agrees that, by virtue of the advances and capitalizations described in items (1) and (2) above, Lender has made a full advance of the $XXXXXXXX in principal under the Note;

(4)           confirms the accuracy, as of the date hereof, of each representation and warranty of Borrower made in the Note (as defined therein); and

(5)           without limiting the generality of the foregoing, represents, warrants and confirms to Lender that, as of the date hereof, no Default or Event of Default exists or has occurred.

IN WITNESS WHEREOF, Borrower has caused this Receipt, Acknowledgment and Instruction to be executed by its duly authorized representative as of the date set forth below.

____________________________________________
XXXXXXXXXXX

Date:  XXXXXXX, 2013

Borrower Initials: _______